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                               ML NY ASSET I(SM)

                                    ISSUED BY

                      ML LIFE INSURANCE COMPANY OF NEW YORK

                        SUPPLEMENT DATED OCTOBER 4, 2002
                                     TO THE
              PROSPECTUS DATED MAY 1, 2000, AS REVISED MAY 1, 2002


This supplement describes changes to the ML NY Asset I individual modified guaranteed annuity contracts (collectively, the "Contracts") issued by ML Life Insurance Company of New York ("we").

Effective October 4, 2002, we offer only six initial Guarantee Periods under the Contracts ranging from five to ten years in length. We no longer offer one, two, three, and four year Guarantee Periods for allocation of the single premium. For renewals, however, we continue to offer ten Guarantee Periods ranging from one to ten years in length.

Please retain this supplement with your Prospectus for reference. For additional information, please contact your Financial Advisor or call the Service Center at
(800) 333-6524.